Exhibit 10(a)

                                 AMENDMENT NO. 1
                  TO THE AGREEMENT, DATED AS OF OCTOBER 1, 2004
                                     BETWEEN
           VALLEY FORGE SCIENTIFIC CORP. AND CODMAN & SHURTLEFF, INC.

         This Amendment No, 1 ("Amendment") is entered into as of this 1st day of March, 2005, by and between Valley Forge Scientific Corp. ("Valley Forge") and Codman & Shurtleff, Inc. ("CODMAN").

RECITALS

         A. As of October 1, 2004, Valley Forge and CODMAN entered into an agreement ("Agreement") covering the sale and distribution of Existing Products and other matters.
         B. Section 11.13 of the Agreement states that the Agreement may not be modified or otherwise amended except pursuant to an instrument in writing executed and delivered by each of the parties.
         C. Valley Forge and CODMAN desire to amend the Agreement in accordance with the terms of the Amendment.
         D. Capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement.

         NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants and agreements set forth herein, the parties hereto agree as fol1ows:

1. Article One -- Definitions. The paragraph entitled "Exclusivity End Date" in Article One of the Agreement is amended by deleting it in its entirety and replacing it with the following:

         "Exclusivity End Date" shall mean the earlier or:

         (a)      September 30, 2005;
         (b) Ninety (90) days after delivery by Valley Forge to CODMAN for field testing and evaluation pursuant to Section 3.10, herein, field testing units for the New Product (The field testing units of the New Product shall mean five (5) supercut (CMC IV) bipolar generators and certain bipolar pens in a form and function similar to the anticipated final commercial product, but nevertheless are anticipated to be different); or
         (c) Sixty (60) days after written notice to CODMAN by Valley Forge, which notice may not be given earlier than March 31, 2005 and which notice may only be given by Valley Forge (1) if Valley Forge intends to market or sell the New Product through its own sales force or through independent sales representatives; or (ii) after Valley Forge's Board of Directors has approved: a sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets (in one transaction or in a series of related transactions) to one or more persons or entities that are not affiliates of Valley Forge, or a merger, consolidation, or
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                  business combination of Valley Forge with another person or entity that is not an affiliate of Valley Forge."

2. Section 10.01 of the Agreement. Section 10.0l of the Agreement is amended by deleting it in its entirety and replacing it with the following:

         "10.01 Exclusivity Term. The. "Exclusivity Tern," of this Agreement shall commence on October 1, 2004, and shall continue until the "Exclusivity End Date"; or such later date that is mutually agreed to in writing by CODMAN and Valley Forge, or such earlier date as provided in this Section 10."

3. Section 2.08(a) of the Agreement. Section 2.08(a) of the Agreement is amended by deleting it in its entirety and replacing it with the following:

         "(a.) Existing Products. CODMAN shall purchase Existing Products from Valley Forge for the period from October 1, 2004, to the Exclusivity End Date in the minimum dollar amount of $1 million dollars per calendar quarter, or if the Exclusivity End Date ends on a date other than the last day of a ca1endar quarter, the minimum dollar amount of purchases shall be prorated for such period ("Minimum Dollar Purchase Obligations")."

4. Section 2.03 (b) of the Agreement. Section 2.03(b) of the Agreement is amended by deleting it in its entirety and replacing it with the following:

         "(b) Prices set forth in Schedule 6 shall apply to all products shipped by Valley Forge during the period from October 1, 2004 through. December 31, 2005, in accordance with delivery schedules established by CODMAN regardless of the date of order and delivery scheduling."

5. The new definition of Exclusivity Term as set forth in this Amendment shall apply to all references to the Exclusivity Term throughout the Agreement.

6.       All other terms of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date set forth below to be effective on the date set forth on the first page of this Amendment.

CODMAN & SHURTLEFF, INC.                    VALLEY FORGE SCIENTIFIC CORP


By: /s/ GLEN A. KASHUBA                     By: /s/ JERRY L. MALIS
    -----------------------------               --------------------------------
    Glen A. Kashuba                             Jerry L. Malis
    Worldwide President                         CEO and President